                                                                  Exhibit 10.14

                                                                 EXECUTION COPY


                   AMENDMENT NO. 1 TO THE MEMBERS AGREEMENT
                   ----------------------------------------

     THIS AMENDMENT NO. 1 (the "First Amendment") to the Members Agreement dated as of January 8, 1999 (the "Members Agreement") by and between Newcastle Industries, Inc., a Missouri corporation formerly known as Contico International, Inc. ("Newcastle"), and Katy Industries, Inc., a Delaware corporation ("Katy"), is entered into by and between Newcastle and Katy as of March 29, 2001.

     WHEREAS, Katy and Newcastle constitute 100% of the members and owners of Contico International, L.L.C. (the "Company");

     WHEREAS, Katy has entered into a Preferred Stock Purchase and Recapitalization Agreement (the "Purchase Agreement"), dated as of March 29, 2001, by and between KKTY Holding Company, L.L.C., a Delaware limited liability company ("Purchaser"), and Katy providing, subject to the terms and conditions set forth therein, for (a) the acquisition by Purchaser of certain shares of common stock of Katy pursuant to a cash tender offer by Purchaser, (b) the purchase by Purchaser from Katy of a certain number of newly issued shares of preferred stock (with conversion rights) of Katy and (c) such other transactions as contemplated by the Purchase Agreement (collectively, the "Transaction"); and

     WHEREAS, in order to consummate the Transaction, Newcastle has agreed, by executing and delivering to the Company and Katy that certain Preferred Unit Repurchase Agreement, dated March 29, 2001 (the "Repurchase Agreement"), to (a) waive the Control Put Right pursuant to Section 1.5 of the Members Agreement with respect to 164 Preferred Units of the Company to the extent such right arises by reason of the Transaction and (b) enter into the First Amendment, in each case, subject to closing of the Transaction (the "Closing") and receipt by Newcastle of the purchase price for the remaining 165 Preferred Units owned by it (the "Consideration") no later than June 30, 2001, as provided for in the Repurchase Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree and consent as follows.

     1.   Definitions.  Capitalized terms used and not defined herein shall have
          -----------
the meaning given such terms in the Members Agreement.

     2.   Amendments to the Members Agreement.
          -----------------------------------

          (A) Section 1.2 shall be deleted and amended in its entirety to read as follows:

               1.2  Intentionally Omitted.

          (B) Sections 1.3 and 1.4 shall be deleted and amended in their entirety to read as follows:

               1.3  Put Option.
                    ----------

                    (a)  The Right.  At any time during the period beginning on
                         ---------
     the earlier to occur of

                         (i) the fifth (5th) anniversary of the Effective Date or

                         (ii) the date on which all outstanding indebtedness for borrowed money incurred by Katy in connection with the Transaction has been paid in full and the lenders owed such indebtedness have released any and all security interests in connection with such indebtedness, and ending January 7, 2010, inclusive (the "Put Exercise Period"), the Holders shall have the right to require Katy to purchase from the Holders in accordance with this Section 1.3 all or any portion of their Eligible Units (a "Put Right"). The purchase price for each Eligible Unit required to be purchased by Katy pursuant to the Put Right shall be (subject to adjustment pursuant to Section 1.8) the sum of (i) $100,000 (the "Cash Consideration"), plus
                                                                         ----
     (ii) cash in an amount equal to the aggregate accrued and unpaid Priority Return and Profit Participation with respect to such Eligible Unit through the date of the closing of the purchase of such Eligible Unit by Katy (the "Priority Return Consideration").

                    (b)  Notice.  To exercise the Put Right, the Holder
                         ------
     Representative shall notify Katy, in writing, within the Put Exercise Period of the Holders' intention so to exercise (the "Put Notice"). The Put Notice shall identify each Holder exercising the Put Right and the number of Eligible Units to be purchased from such Holder, and shall certify that the Holder Representative has notified each Holder in writing of the exercise of the Put Right and of such Holder's opportunity to participate in the exercise thereof. Holders exercising the Put Right are hereinafter collectively referred to as the "Put Selling Holders" and the Eligible Units to be purchased by Katy from the Put Selling Holders are hereinafter collectively referred to as the "Put Units".

                    (c)  Closing.  At the closing of the purchase and sale of
                         -------
     the Put Units (the "Put Closing"), (i) Katy shall deliver to each Put Selling Holder for each Put Unit sold by such Put Selling Holder the purchase price in cash as set forth in Section 1.3(a), and (ii) each Put Selling Holder shall execute and deliver to Katy an Assignment of Preferred Units in the form attached hereto as Exhibit B with respect to the Put
                                          ---------
     Units to be sold by such Put Selling Holder. The cash payment to be made by Katy to any Put Selling Holder pursuant to the exercise of the Put Right shall be in the form of a certified check or wire transfer of immediately available funds. The Put Closing shall take place on the sixtieth (60th) day after the date that the Put Notice is given or on such other date as Katy and the Holder Representative may agree. Unless otherwise agreed by Katy and the Holder Representative, the Put Closing shall take place at the principal office of Katy.

               1.4  Limitations on Exercise of Put Right.
                    ------------------------------------

                    (a) The Put Right may not be exercised more than three (3) times.

                    (b) Katy shall not be obligated to purchase Eligible Units pursuant to the exercise of Put Right within eighteen months after the closing of a previous purchase of Eligible Units pursuant to the exercise of a Put Right.

                    (c) Section 1.5 shall be deleted and amended in its entirety to read as follows:

               1.5  Control Put Option.
                    ------------------

                    (a)  The Right.  Katy shall give notice to the Holder
                         ---------
     Representative of a Change in Control with respect to Katy or the Company upon the earlier of (i) the first (1st) business day after the execution of
     (A) a letter of intent (the "Letter of Intent") or (B) a definitive agreement (the "Definitive Agreement") to engage in such activity which would result in a Change in Control, whichever occurs first, or (ii) fifteen (15) days before the closing of the Change in Control transaction. At any time during the period beginning on the date on which Katy gives notice to the Holder Representative of the agreement to engage in such Change in Control and ending on the 15th day after Katy gives such notice, inclusive (the "Control Put Exercise Period"), the Holders shall have the right to require Katy to purchase from all Holders in accordance with this
     Section 1.5 all, and not less than all, of their Eligible Units, subject to consummation of the Change in Control (a "Control Put Right").

                    (b) Purchase Price. The purchase price for each Eligible Unit required to be purchased by Katy pursuant to the Control Put Right shall be, subject to adjustment pursuant to Section 1.8, the sum of (i) $100,000, plus (ii) cash in an amount equal to the Priority Return
               ----
     Consideration.

                    (c)  Notice.  To exercise the Control Put Right, the Holder
                         ------
     Representative shall notify Katy, in writing, within the Control Put Exercise Period of the Holders' intention so to exercise, subject to closing of the transaction(s) constituting the Change in Control as specified in the Letter of Intent or the Definitive Agreement, as applicable (the "Control Put Notice"). The Control Put Notice shall identify each Holder exercising the Control Put Right and the number of Eligible Units to be purchased from such Holder, and shall certify that the Holder Representative has notified each Holder in writing of the exercise of the Control Put Right and the obligation of such Holder to participate in the Control Put Right. Holders exercising the Control Put Right are hereinafter collectively referred to as the "Control Put Selling Holders" and the Eligible Units to be purchased by Katy from the Control Put Selling Holders are hereinafter collectively referred to as the "Control Put Units".

                    (d)  Closing.  At the closing of the purchase and sale of
                         -------
     the Control Put Units (the "Control Put Closing"), (i) Katy shall deliver to each Control Put Selling Holder for each Control Put Unit sold by such Control Put Selling Holder (A) $100,000 plus (B) cash in an amount equal to
                                             ----
     the Priority Return Consideration, and (ii) each Control Put Selling Holder shall execute and deliver to Katy an Assignment of Preferred Units in the form attached hereto as Exhibit B with respect to the Control Put Units to
                             ---------
     be sold by such Control Put Selling Holder. Any cash payment to be made by Katy to any Control Put Selling Holder pursuant to the exercise of the Control Put Right shall be in the form of a certified check or wire transfer of immediately available funds. The Control Put Closing shall take place contemporaneously with the closing of the transaction(s) constituting the Change in Control as specified in the Letter of Intent or Definitive Agreement, as applicable, or on such other date as Katy and the Holder Representative may agree. Unless otherwise agreed by Katy and the Holder Representative, the Control Put Closing shall take place at the principal office of Katy. Notwithstanding anything herein to the contrary, in no event shall the Control Put Closing take place prior to the closing of the transaction(s) contemplated by the Letter of Intent or Definitive Agreement. In the event that such transactions are not consummated, the Holder Representative shall revoke its Control Put Notice and Katy shall have no obligation to consummate the purchase pursuant to the Control Put Notice.

          (D) Section 1.6(a) shall be deleted and amended in its entirety to read as follows:

               (a)  The Right.  At any time on or after the Effective Date, Katy
                    ---------
     shall have the right (a "Call Right") to require every Person to sell to Katy all, or any portion, of the Preferred Units then held by such Person but in no event shall Katy purchase less than eighty-two (82) Preferred Units in the aggregate with respect to all Persons. The purchase price for each Preferred Unit required to be sold by a Person pursuant to the Call Right shall be, subject to adjustment pursuant to Section 1.8, the sum of
     (i) $100,000, plus (ii) cash in an amount equal to the Priority Return
                   ----
     Consideration. If Katy exercises a Call Right with respect to one Person, it must simultaneously exercise its Call Right with respect to all Persons.

          (E) Section 1.7 shall be deleted and amended in its entirety to read as follows:

          1.7  Trigger Right.
               -------------

               (a)  The Right.  Katy shall give notice to the Holder
                    ---------
     Representative of a Trigger Event at least fifteen (15) days before the occurrence of the Trigger Event. At any time during the period beginning on the date on which Katy gives notice to the Holder Representative of the occurrence of a Trigger Event and ending on the 15th day after Katy gives such notice, inclusive (the "Trigger Event Exercise Period"), the Holders shall have the right to require Katy to purchase from all Holders in accordance with this Section 1.7 all, and not less than all, of their Eligible Units, subject to consummation of the Trigger Event (a "Trigger Event Right").

               (b)  Purchase Price.   The purchase price for each Eligible Unit
                    --------------
     required to be purchased by Katy pursuant to the Trigger Event Right shall be, subject to adjustment pursuant to Section 1.8, the sum of (i) $100,000, plus (ii) cash in an amount equal to the Priority Return Consideration.
     ----

               (c)  Notice.  To exercise the Trigger Event Right, the Holder
                    ------
     Representative shall notify Katy, in writing, within the Trigger Event Exercise Period of the Holders' intention so to exercise, subject to the consummation of the Trigger Event (the "Trigger Event Exercise Notice"). The Trigger Event Exercise Notice shall identify each Holder exercising the Trigger Event Right and the number of Eligible Units to be purchased from such Holder, and shall certify that the Holder Representative has notified each Holder in writing of the exercise of the Trigger Event Right and the obligation of such Holder to participate in the Trigger Event Right. Holders exercising the Trigger Event Right are hereinafter collectively referred to as the "Trigger Event Selling Holders" and the Eligible Units to be purchased by Katy from the Trigger Event Selling Holders are hereinafter collectively referred to as the "Trigger Event Units".

               (d)  Closing.  At the closing of the purchase and sale of the
                    -------
     Trigger Event Units (the "Trigger Event Closing"), (i) Katy shall deliver to each Trigger Event Selling Holder for each Trigger Event Unit sold by such Trigger Event Selling Holder (A) $100,000, plus (B) cash in an amount
                                                     ----
     equal to the Priority Return Consideration, and (ii) each Trigger Event Selling Holder shall execute and deliver to Katy an Assignment of Preferred Units in the form attached hereto as Exhibit B with respect to the Trigger
                                          ---------
     Event Units to be sold by such Trigger Event Selling Holder. Any cash payment to be made by Katy to any Trigger Event Selling Holder pursuant to the exercise of the Trigger Event Right shall be in the form of a certified check or wire transfer of immediately available funds. The Trigger Event Closing shall take place contemporaneously with the consummation of the Trigger Event, or on such other date as Katy and the Holder Representative may agree. Unless otherwise agreed by Katy and the Holder Representative, the Trigger Event Closing shall take place at the principal office of Katy. Notwithstanding anything herein to the contrary, in no event shall the Trigger Event Closing take place prior to the consummation of the Trigger Event. In the event that such transactions are not consummated, the Holder Representative shall revoke its Trigger Event Notice, and Katy shall have no obligation to consummate the purchase pursuant to the Trigger Event Notice. To the extent that Katy does not have sufficient funds to pay both
     (x) the consideration required to be paid by this Section to the Trigger Event Selling Holders, and (y) the dividend, payment or other distribution giving rise to the Trigger Event, Katy shall pay in full the consideration required to be paid by this Section to the Trigger Event Selling Holders prior to making any payment in respect of the Trigger Event.

          (F) Section 1.8 shall be deleted and amended in its entirety to read as follows:

          1.8  Price Adjustment for Defaulted Obligation.  Every other provision
               -----------------------------------------
     of this Agreement notwithstanding, if Katy at any time fails timely to perform its obligations to purchase any Eligible Unit for cash in accordance with the exercise of a Put Right, a Control Put Right, a Trigger Event Right or a Call Right, then the cash purchase price applicable to such Eligible Unit shall increase at the rate of two percent (2%) per month, compounded monthly, from the date the Put Notice, the Control Put Notice, the Trigger Event Exercise Notice or the Call Notice, as the case may be, was given, until the date Katy actually performs all of its obligations to purchase such Eligible Unit for cash.

          (G) Section 1.9 shall be deleted and amended in its entirety to read as follows:

          1.9  Intentionally Omitted.
               ---------------------

          (H) Subparagraphs (i) and (ii) of paragraph (a) of Section 1.10 shall be deleted and amended in their entirety to read as follows:

               (i) to deliver all notices required to be delivered by such Holder under this Agreement, including, without limitation, any notice in connection with the exercise of the Put Right, the Control Put Right or the Trigger Event Right;

               (ii) to receive all notices required to be delivered to such Holder under this Agreement, including, without limitation, any notice in connection with the exercise of the Put Right, the Control Put Right, the Trigger Event Right or the Call Right;

          Paragraph (c) of Section 1.10 shall be amended to delete all of the language between parentheses in the last sentence of such paragraph.

          (I) Section 1.11 shall be deleted and amended in its entirety to read as follows:

          1.11 Intentionally Omitted.
               ---------------------

          (J) Paragraph (b) of Section 1.12 shall be deleted and amended in its entirety to read as follows:

               (b)  Intentionally Omitted.
                    ---------------------

          (K) Article II and Article III shall each be deleted and amended in their entirety to read as follows:

                                  Article II

                            Intentionally Omitted.
                            ---------------------

                                  Article III

                            Intentionally Omitted.
                            ---------------------

          (L) Section 4.1 shall be amended so that the reference to "signature page hereof" in the first sentence shall be deemed to be a reference to "Schedule I hereto".

          (M) Paragraphs (a) and (b) of Section 4.4 shall be deleted and amended in their entirety to read as follows:

                (a) A Holder may assign freely any of its rights or delegate any of its duties under this Agreement without the prior written consent of Katy if such assignee agrees to be bound by the terms and conditions of this Agreement.

                (b) Katy shall not, directly or indirectly, enter into any merger, consolidation or reorganization unless (i) Katy is the ultimate surviving parent corporation or (ii) Katy is not the ultimate surviving parent corporation and the proposed surviving corporation (or the ultimate parent entity, in the case of a triangular merger) shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Katy hereunder.

          (N)   Section 4.12 shall be added to Article IV to read as follows:

          4.12.  Reserve Allocation.  Katy shall cause the Company to establish
                 ------------------
and keep available adequate reserves with respect to working capital, taxes, future capital expenditures, and Priority Return distributions in such amounts as the Company shall reasonably deem necessary or appropriate in its reasonable judgment.

     3.   Amendments to Exhibit A.
          ------------------------

          (A) Each of the following definitions shall be deleted in their entirety, including any references thereto in the Members Agreement, and shall be amended to read "Intentionally Omitted" after its respective number in Exhibit A.

          (2)   "Basic Put Closing"
          (3)   "Basic Put Consideration Notice"
          (4)   "Basic Put Exercise Period"
          (5)   "Basic Put Notice"
          (6)   "Basic Put Right"
          (7)   "Basic Put Selling Holder"
          (8)   "Basic Put Unit"
          (9)   "Beneficial Owner"
          (10)  "Black-Out Period"
          (15)  "Common Stock"
          (17)  "Closing Market Price"
          (18)  "Commission"
          (19)  "Common Stock"
          (30)  "Conversion Amount"
          (33)  "Exchange Act"
          (37)  "Inspector"
          (40)  "Market Value"
          (43)  "Participating Holder"
          (45)  "Piggyback Put Closing"
          (46)  "Piggyback Put Consideration Notice"

          (47)  "Piggyback Put Exercise Period"
          (48)  "Piggyback Put Notice"
          (49)  "Piggyback Put Right"
          (50)  "Piggyback Put Selling Holders"
          (51)  "Piggyback Put Units"
          (52)  "Piggyback Registration"
          (57)  "Prospectus"
          (59)  "Put Right"
          (60)  "Record"
          (61)  "Register", "registered" and "registration"
          (62)  "Registrable Securities"
          (63)  "Registration Expenses"
          (64)  "Registration Statement"
          (65)  "Rule 144"
          (66)  "Rule 145"
          (67)  "Rule 158"
          (68)  "Rule 415"
          (69)  "Rule 424"
          (70)  "Secondary Put Closing"
          (71)  "Secondary Put Exercise Period"
          (72)  "Secondary Put Notice"
          (73)  "Secondary Put Right"
          (74)  "Secondary Put Selling Holders"
          (75)  "Secondary Put Units"
          (76)  "Shelf Registration"
          (77)  "Stock Consideration"
          (78)  "Underwritten Offering"
          (79)  "Voluntary Change in Control"

          (B) The definition of "Change in Control" shall be amended to delete paragraph (c) and the last paragraph of the definition in its entirety and to amend paragraph (c) and the last paragraph of the definition to read as follows:

                (c) The owners of such Person approve: (i) a plan of complete liquidation of such Person; or (ii) an agreement for the sale or disposition of all or substantially all of such Person's assets; or (iii) a merger, consolidation, or reorganization of Katy with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of such Person outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of such Person (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or (iv) a majority of the preferred stock issued in the Transaction is converted into common stock; or (v) the disposition of all or substantially all of the assets constituting either the janitorial supply division or the consumer products division of the

Company; or (vi) in respect of the Company or Katy, the filing of a bankruptcy petition, the making of an assignment for the benefit of creditors or the appointment of a receiver.

          However, in no event shall a "Change in Control" be deemed to have occurred, with respect to a Holder, if the Holder is part of a purchasing group which consummates the Change in Control transaction. The Holder shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Holder is an equity participant in the purchasing company or group (except for passive ownership of equity participation in the purchasing company or group which is not significant, as determined in good faith prior to the Change in Control by a majority of the nonemployee continuing Directors). In addition, a "Change in Control" shall not have occurred upon the closing of the Transaction and/or the purchase by Purchaser or any of its affiliates of up to an additional 1,000,000 shares of common stock of Katy following closing of the Transaction.

          (C) The following Definitions shall be deleted and amended in their entirety to read as follows:

          (26) "Control Put Notice" has the meaning set forth in Section 1.5(c).

          (28) "Control Put Selling Holder" has the meaning set forth in Section 1.5(c).

          (29) "Control Put Unit" has the meaning set forth in Section 1.5(c).

          (31) "Effective Date" has the meaning set forth in Section 4 of the First Amendment.

          (35) "Holder" means any Person holding an Eligible Unit.

          (55) "Preferred Units" mean the 164 Preferred Units of Contico International, L.L.C. owned by Newcastle, which constitute all of the Preferred Units currently issued and outstanding after the First Amendment becomes effective.

          (57) "Priority Return Consideration" has the meaning set forth in
     Section 1.3(a).

          (65) "Put Right" has the meaning set forth in Section 1.3(a).

          (79) "Transaction" has the meaning set forth in the Recitals to the First Amendment.

          (86) "Trigger Event" means (a) any payment resulting directly from rights and preferences attached to, or any redemption or repurchase by Katy or its Affiliates of, Katy preferred stock issued and outstanding as of the Closing or any securities into which such preferred stock is convertible, and/or (b) any declaration of the payment of dividends to any holder of capital stock of Katy, or any other distribution, whether in liquidation or otherwise, in respect of any of the capital stock of Katy.

          (87) "Trigger Event Closing" has the meaning set forth in Section 1.7(d).

          (88) "Trigger Event Exercise Period" has the meaning set forth in
     Section 1.7(a).

          (89) "Trigger Event Exercise Notice" has the meaning set forth in
     Section 1.7(c).

          (90) "Trigger Event Right" has the meaning set forth in Section
     1.7(a).

          (91) "Trigger Event Selling Holder" has the meaning set forth in
     Section 1.7(c).

          (92) "Trigger Event Unit" has the meaning set forth in Section 1.7(c).

     (D)  The following Definitions shall be added to Exhibit A:

          (87) "Cash Consideration" has the meaning set forth in Section 1.3(a).

          (88) "Definitive Agreement" has the meaning set forth in Section
     1.5(a).

          (89) "Letter of Intent" has the meaning set forth in Section 1.5(a).

          (62) "Put Closing" has the meaning set forth in Section 1.3(c).

          (63) "Put Exercise Period" has the meaning set forth in Section
     1.3(a).

          (64) "Put Notice" has the meaning set forth in Section 1.3(b).

          (66) "Put Selling Holder" has the meaning set forth in Section 1.3(b).

          (67) "Put Unit" has the meaning set forth in Section 1.3(b).

     4.   Conditions to Effectiveness.  The First Amendment shall become
          ---------------------------
effective on the date the Transaction is closed as provided for in the Purchase Agreement (the "Effective Date"), provided that Newcastle shall have received the Consideration as set forth in the Repurchase Agreement. In the event the closing of the Transaction has not occurred by June 30, 2001, or, if such has occurred, such Consideration has not been received by Newcastle by such date, the First Amendment shall be of no binding force and effect on either party to the Members Agreement, unless both parties shall have agreed in writing to an extension of the date for the closing of the Transaction and the payment of the Consideration.

     5.   Governing Law.  The First Amendment shall be governed by, and
          -------------
construed and enforced in accordance with, the laws of the state of Delaware.

     6.   Counterparts.  The First Amendment may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed the First Amendment as of the date first above written.



                                    NEWCASTLE INDUSTRIES, INC.

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________




                                    KATY INDUSTRIES, INC.

                                    By:___________________________________

                                    Name:_________________________________

                                    Title:________________________________

                                  Schedule I
                                  ----------


1.   Newcastle Industries, Inc.
     c/o Lester Miller
     20043 North East 39th Place
     Aventura, Florida 33180

     with a copy to:

     Thompson Coburn LLP
     One Firstar Plaza
     St. Louis, MO 63101
     Attention: Millard Backerman and Christopher B. Reid
     Facsimile: (314) 552-7000

2.   Katy Industries, Inc.
     6300 S. Syracuse Way, Suite 300
     Englewood, Colorado 80111
     Attention:  Chief Executive Officer
     Facsimile: (303) 290-9344

     with a copy to:

     KKTY Holding Company, L.L.C.
     111 Radio Circle
     Mt. Kisco, New York 10549
     Attention: Christopher Lacovara
     Facsimile: (914) 241-7476